UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 11-K



(Mark One)
[x]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
     ACT OF 1934
For the fiscal year ended             December 31, 1997
                         ------------------------------------------------

                                              OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from                    to
                               ------------------    ---------------------

Commission file number                         1-12459
                       ---------------------------------------------------



           IOWA POWER INC. PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP PLAN
--------------------------------------------------------------------------
                            (Full title of the plan)




                       MIDAMERICAN ENERGY HOLDINGS COMPANY
---------------------------------------------------------------------------
          (Name of Issuer of the securities held pursuant to the plan)

  666 Grand Ave. P.O. Box 657, Des Moines, Iowa                50303
-------------------------------------------------            ----------
  (Address of principal executive offices)                   (Zip Code)

                                 IOWA POWER INC.
                                  PAYROLL-BASED
                          EMPLOYEE STOCK OWNERSHIP PLAN
              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS




                                                        As of December 31
                                                     -----------------------
                                                       1997         1996
                                                     -----------  ----------
INVESTMENTS
  MidAmerican Energy Holdings Company
    common stock held by Trustee--  185,740
    shares and 205,841 shares, respectively
          Value at date of  contribution             $1,905,966   $2,108,834

          Unrealized appreciation in market value     2,180,306    1,158,897
                                                      ---------   ----------

          Market value as of December 31              4,086,272    3,267,731

OTHER ASSETS                                                 10           10
                                                    -----------   ----------

  TOTAL                                             $4,086,282    $3,267,741
                                                    ==========    ==========




              The accompanying notes to financial statements are an
                       integral part of these statements.

                                 IOWA POWER INC.
                                  PAYROLL-BASED
                          EMPLOYEE STOCK OWNERSHIP PLAN
         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS


                                                   Year Ended December 31
                                           ------------------------------------
                                              1997         1996         1995
                                           ----------   ----------   ----------

BALANCE, beginning of year                 $3,267,741   $4,419,407   $3,841,812
                                           ----------   ----------   ----------

PLAN INCOME
  Dividends on stock held by Trustee          231,623      277,216      316,003
   Net appreciation (depreciation)
    in fair value of investments            1,162,990     (153,461)     798,985
                                           ----------   ----------   ----------
                                            1,394,613      123,755    1,114,988
                                           ----------   -----------  ----------

DISTRIBUTIONS TO PLAN PARTICIPANTS
  Shares distributed                          344,449      998,205      221,390
  Dividends paid                              231,623      277,216      316,003
                                           ----------   ----------   ----------
                                              576,072    1,275,421      537,393
                                           ----------   ----------   ----------

BALANCE, end of year                       $4,086,282   $3,267,741   $4,419,407
                                           ==========   ==========   ==========


              The accompanying notes to financial statements are an
                       integral part of these statements.

                                 IOWA POWER INC.
                                  PAYROLL-BASED
                          EMPLOYEE STOCK OWNERSHIP PLAN
                          NOTES TO FINANCIAL STATEMENTS

(1) THE PLAN:

     The  following  brief  description  of the Iowa  Power  Inc.  Payroll-Based
Employee Stock Ownership Plan (the Plan) is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

     (a) General and Plan Participants

     Iowa Resources Inc. (Iowa Resources) adopted the Iowa Resources Inc. Tax Reduction Act Employee Stock Ownership Plan (Prior Plan) without change from Iowa Power and Light Company on November 1, 1979. The Prior Plan was amended in 1980 to comply with certain changes in tax laws. The Prior Plan was amended to the Iowa Resources Inc. Payroll-Based Employee Stock Ownership Plan effective January 1, 1983 to comply with changes in federal tax laws which replaced the investment-based tax credit with a payroll-based tax credit. Pursuant to the merger of Iowa Resources and Midwest Energy Company into Midwest Resources Inc. (Resources) on November 7, 1990, Iowa Power Inc. (formerly Iowa Power and Light Company) became the sponsor and the Plan became the Iowa Power Inc.
Payroll-Based Employee Stock Ownership Plan. Pursuant to the merger of Iowa Power and Iowa Public Service Company with and into Midwest Power Systems Inc. (Midwest) on July 22, 1992, Midwest became the sponsor of the Plan. On July 1, 1995, Resources, Iowa-Illinois Gas and Electric Company (Iowa-Illinois) and Midwest merged with and into MidAmerican Energy Company (MidAmerican) and MidAmerican became the plan sponsor.

     On April 24, 1996, MidAmerican shareholders approved a proposal to form MidAmerican Energy Holdings Company (Holdings or Company) as a holding company for MidAmerican and its subsidiaries. Effective December 1, 1996, each share of MidAmerican common stock was exchanged for one share of Company common stock. All share amounts are presented in equivalent Holdings shares.

     The Plan terminates by its own terms "at midnight on the last day of the Plan-Year immediately preceding the first Plan-Year in which the payroll-based credit is no longer available under the Code." The 1986 Tax Reform Act eliminated the payroll-based credit, and therefore, the Plan terminated December 31, 1986. Iowa Resources discontinued its contributions in 1987, and no further employee-matching contributions were permitted under the Plan. Nonetheless, the Payroll-Based Employee Stock Ownership Trust provides that the Trustee shall continue to fulfill all holding requirements under the Plan.

     At  December  31,  1997,  1996 and  1995,  there  were  571,  632,  and 791 participants, respectively, in the Plan. Included in the assets of the Plan at December 31, 1997 are 5,948 shares of Holdings common stock valued at $130,848 held for 24 former employees who elected to defer the distribution of their stock to future periods.

     (b) Trustee Arrangements

     Contributions made under the Plan are held, managed and controlled by use of a trust (the Trust) by a trustee and administered by a committee designated by Holding's Board of Directors, pursuant to the Iowa Power Inc. Payroll-Based Employee Stock Ownership Plan Agreement.

     (c) Ownership Interest

     A separate account is maintained to reflect the common stock balance of each participant.

     (d) Dividends

     Cash dividends on shares of common stock allocated to each participant's account are paid to the participant when received by the Trustee or, at the participant's election, reinvested in common stock under the terms of Holding's Shareholder Options Plan.

     (e) Benefits and Vesting

     Participants have a vested right to all shares of common stock allocated to their accounts and dividends reinvested under the optional election described in
(d) above. Common stock in the trust can be withdrawn at the option of the participants. In the event of termination of employment, death or permanent disability, a participant's account will be totally distributed. Distribution of participants' accounts will be made in common stock except for fractional shares. Fractional shares will be purchased for cash at the then current market value.

     (f) Legal and Income Tax Status

     The Plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA), which was enacted to protect the interests of participants and their beneficiaries. Iowa Resources received a formal Internal Revenue Service determination on February 4, 1985 that Iowa Resources' contributions to the Plan were qualified under Section 401 of the Internal Revenue Code of 1954, as amended. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, they believe that the plan was qualified and tax-exempt as of the financial statement date.

(2)  ACCOUNTING POLICIES:

     (a) Basis of Accounting

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets available for plan benefits at the date of the financial statements and the amounts of the changes in net assets available for plan benefits during the reporting period. Actual results may differ from those estimates.

     The  financial   statements   are  presented  on  the  accrual  basis  and,
accordingly, income is reflected when earned.

     (b) Valuation of Investments

     Common stock of Holdings held in the Trust is reported at market value as determined by the closing price at year-end on the New York Stock
Exchange-Composite Transaction Listing. The market value per share as of December 31, 1997 and 1996 was $22 and $15 7/8, respectively.

     (c) Dividend Distributions

     Cash dividends distributed or reinvested are allocated among participants to the nearest cent based upon each participant's ownership interest.

     (d) Net Appreciation (Depreciation)

     The Plan presents in the statement of changes in net assets available for Plan benefits the net appreciation (depreciation) in the fair value of investments, which consists of the realized gain or losses on investments and the unrealized appreciation (depreciation) on those investments.

(3)  RECLASSIFICATIONS

     Certain amounts in the 1996 financial statements have been reclassified to conform to the 1997 presentation.

Report of Independent Accountants


To MidAmerican Energy Company:

We have audited the accompanying statement of net assets available for plan benefits of the Iowa Power Inc. Payroll-Based Employee Stock Ownership Plan (the
Plan) as of December 31, 1997, and the related statement of changes in net assets available for plan benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We  conducted  our  audit in  accordance  with  generally   accepted  auditing
standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1997, and the changes in net assets available for plan benefits for the year then ended in conformity with generally accepted accounting principles.




Kansas City, Missouri                       /s/  Coopers & Lybrand L.L.P.
                                           ------------------------------
March 20, 1998                                   COOPERS & LYBRAND L.L.P.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To MidAmerican Energy Company:

We have audited the accompanying Statement of Net Assets Available for Plan Benefits of the Iowa Power Inc. Payroll-Based Employee Stock Ownership Plan as of December 31, 1996, and the related Statements of Changes in Net Assets Available for Plan Benefits for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the net assets available for plan benefits of the Iowa Power Inc. Payroll-Based Employee Stock Ownership Plan as of December 31, 1996 and the changes in net assets available for plan benefits for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.




                                                /s/ Arthur Andersen LLP
                                                -----------------------
                                                ARTHUR ANDERSEN LLP

Chicago, Illinois
March 14, 1997

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Iowa Power Inc. Payroll-Based Employee Stock Ownership Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


                                       IOWA POWER INC. PAYROLL-BASED
                                       EMPLOYEE STOCK OWNERSHIP PLAN


                                       By  /s/ J. S. Rozema, Trustee
                                         ---------------------------
                                               J. S. Rozema, Trustee



Dated: March 20, 1998

EXHIBITS INDEX

The following exhibit is filed herewith:

        23.1     Consent of Coopers & Lybrand L.L.P.

        23.2     Consent of Arthur Andersen LLP

                                                              Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of MidAmerican Energy Holdings Company on Form S-8 (File No. 2-85102) of our report dated March 20, 1998 on our audit of the Iowa Power Inc. Payroll-Based Employee Stock Ownership Plan as of December 31, 1997 and for the year then ended, which report is included in the Annual Report on Form 11-K.




Kansas City, Missouri                        /s/ Coopers & Lybrand L.L.P.
April 23, 1998                               ----------------------------
                                                 COOPERS & LYBRAND L.L.P.

                                                                  Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report Form 11-K, into MidAmerican Energy Company's previously filed Form S-8 Registration Statement File No. 2-85102.




                                                /s/ Arthur Andersen LLP
                                                -----------------------
                                                ARTHUR ANDERSEN LLP

Chicago, Illinois
April 21, 1998